Exhibit 10.13
FORESTAR GROUP INC.
RESTRICTED STOCK AGREEMENT
(Tier I)
     This Restricted Stock Agreement is entered into between FORESTAR GROUP INC., a Delaware corporation (“Forestar”), and Participant, and is an integral and inseparable term of Participant’s employment or other service as an employee, non-employee director, or other service provider of Forestar or an Affiliate. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Forestar and Participant hereby agree as follows:
1.	Grant of Restricted Stock. Subject to the restrictions, terms and conditions of this Agreement and the Plan Documents (as hereafter defined), Forestar hereby awards to Participant the number of shares of Restricted Stock as stated above. The Restricted Stock may, in the discretion of Forestar, be issued in the form of a certificate held by Forestar or Forestar’s transfer agent in escrow. Any certificate relating to the Restricted Stock shall be registered in the name of Participant and shall bear an appropriate legend describing the terms, conditions, and restrictions applicable to the Restricted Stock. Participant shall have no right to delivery of a certificate relating to Restricted Stock until the applicable Forfeiture Restrictions has lapsed, and the delivery of such certificate shall be in accordance with the procedures established by Forestar in its discretion.

2.	Governing Documents. This Agreement and the Restricted Stock awarded hereby are subject to all the restrictions, terms and provisions of the Forestar Group Inc. 2007 Stock Incentive Plan (as amended, the “Plan”) and the Forestar Standard Terms and Conditions for Restricted Stock (the “Standard Terms and Conditions”; together with the Plan, the “Plan Documents”) which are herein incorporated by reference and to the terms of which Participant hereby agrees. Capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan Documents.

3.	Dividend, Voting and Other Rights. Subject to the Forfeiture Restrictions and issuance of a certificate relating to the Restricted Stock, Participant will have all of the rights of a shareholder with respect to the Restricted Stock covered by this Agreement, including the right to vote the Restricted Stock and receive any dividends that may be paid thereon, provided that in the event that a cash dividend becomes payable with respect to the Common Stock, Participant shall be entitled to such dividend with respect to the Restricted Stock only if the Dividend Payment Performance Goal set forth in Schedule A hereto is satisfied. In the event that such Performance Goal is not satisfied, the amount of the dividend payable with respect to the Restricted Stock shall be paid to Forestar. Any additional Common Stock or property that Participant may become entitled to receive pursuant to a stock split, stock dividend, a merger, reorganization or the like shall be subject to the same restrictions as the Restricted Stock covered by this Agreement.

4.	Vesting Requirements. Except as otherwise provided in the Plan Documents and subject to the conditions of paragraphs 5 and 6 hereof: (a) Restricted Stock covered hereby shall vest as of the occurrence of a Vesting Date, provided that Participant has not incurred a Separation From Service prior to the Vesting Date, (b) none of the Restricted Stock shall vest upon the Scheduled Vesting Date unless the Performance Goal set forth in Exhibit A hereto has been achieved, and (c) any Restricted Stock that has not vested on or prior to the earlier of Participant’s Separation From Service or the Scheduled

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Vesting Date shall be forfeited, and Participant shall not thereafter have any rights with respect to the Restricted Stock so forfeited.

5.	Committee Certification of Performance Goals. Notwithstanding anything herein to the contrary, in no event shall any Restricted Stock vest as of the Scheduled Vesting Date or any cash dividend be paid to Participant unless the Committee has certified that the applicable Performance Goal set forth in Exhibit A hereto has been achieved. The Restricted Stock shall be forfeited to the Company if the applicable Performance Goal has not been satisfied as of the Scheduled Vesting Date.

6.	Lifting of Restrictions. Upon the occurrence of a Vesting Date, the Forfeiture Restrictions applicable to the Restricted Stock, pursuant to the terms of this Agreement, shall lapse.

7.	Arbitration. Participant and Forestar agree that this Agreement arises out of, and is inseparable from, Participant’s employment or other service with Forestar or any of its Affiliates. Participant and Forestar further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by Participant or Forestar, arising out of, related to, or connected with Participant’s employment or other service with, or termination by, Forestar or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between Participant and Forestar or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.

8.	Election Under Section 83(b) of the Code. Participant understands that Participant should consult with Participant’s tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Stock so acquired by Participant for which the Forfeiture Restrictions have not lapsed. This election must be filed no later than 30 days after the date on which Participant is issued such Restricted Stock. This time period cannot be extended. Participant acknowledges (1) that Participant has been advised to consult with a tax advisor regarding the tax consequences to Participant of the receipt of the Restricted Stock and (2) that timely filing of a section 83(b) election is Participant’s sole responsibility, even if Participant requests Forestar or its representative to file such election on Participant’s behalf.

9.	Miscellaneous. The Committee may from time to time modify or amend this Agreement in accordance with the provisions of the Plan. This Agreement shall be binding upon and inure to the benefit of Forestar and its successors and assigns and shall be binding upon and inure to the benefit of Participant and his or her legatees, distributees and personal representatives. By signing this Agreement, Participant acknowledges and expressly agrees that Participant has read the Agreement and the Plan Documents and agrees to their terms. This Agreement may be executed by Forestar and Participant by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. Participant acknowledges and agrees that clicking “I Accept” on the Company’s online grant acceptance screen has the effect of affixing Participant’s electronic signature to this Agreement. This Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.

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EXHIBIT A
Performance Goal for Vesting of Restricted Stock:
The Performance Goal for the vesting of Restricted Stock is a Return on Assets (“ROA”) of at least one percent (annualized) for the Performance Measurement Period. ROA means earnings before interest and taxes (as currently shown on the company income statement, or the reported equivalent in the event of any change in reporting); divided by beginning of year total assets defined as company total assets (or the reported equivalent in the event of any change in reporting). For purposes of the foregoing, “Performance Measurement Period” means the period beginning the first day of Forestar’s fiscal year that includes the Date of Grant and ending on the last day of the fiscal year immediately preceding the Scheduled Vesting Date.
Performance Goal for Payment of Dividends:
The Performance Goal for the payment of cash dividends is positive earnings before interest and taxes (as currently shown on the company income statement, or the reported equivalent in the event of any change in reporting) for the trailing four quarters preceding the applicable dividend payment date.

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FORESTAR GROUP INC.
STANDARD TERMS AND CONDITIONS
FOR RESTRICTED STOCK
1.	Certain Definitions: For purposes of this Forestar Group Inc. Standard Terms and Conditions for Restricted Stock (the “Standard Terms and Conditions”), the Forestar Group Inc. 2007 Stock Incentive Plan (as amended, the “Plan,” and together with the Standard Terms and Conditions, the “Plan Documents”), and Restricted Stock to which this Standard Terms and Conditions applies, the following terms shall have the meanings set forth below:
a.	Change in Control:
i.	A change in control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar (not including in the securities beneficially owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of Forestar’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Forestar) whose appointment or election by the Board or nomination for election by Forestar’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(3)	there is consummated a merger, consolidation of Forestar or any direct or indirect subsidiary of Forestar with any other corporation or any recapitalization of Forestar (for purposes of this paragraph (3), a “Business Event”) unless, immediately following such Business Event (a) the directors of Forestar immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Forestar, the surviving entity or any parent thereof, (b) the voting securities of Forestar outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any subsidiary of Forestar, at least 60% of the combined voting power of the securities of Forestar or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or

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indirectly, of securities of Forestar or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Forestar or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of Forestar approve a plan of complete liquidation or dissolution of Forestar;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Forestar of substantially all of Forestar’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Forestar in substantially the same proportions as their ownership of Forestar immediately prior to such sale or disposition or (b) the distribution directly to Forestar’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Forestar that represent substantially all of Forestar’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Forestar immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Forestar as constituted immediately prior to such transaction or series of transactions.
ii.	For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)	“Effective Date” means, the Date of Grant of the applicable Restricted Stock.

(4)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(5)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Forestar or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Forestar in substantially the same proportions as their ownership of stock of Forestar.

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b.	Forestar: means Forestar Group Inc. and any successor thereto.

c.	Forfeiture Restrictions : means the following restrictions, which lapse upon the vesting of the Restricted Stock in accordance with the Restricted Stock Agreement: the Restricted Stock, except to the extent that the Restricted Stock vested (1) may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by Participant and (2) will be forfeited to Forestar by Participant for no consideration upon Participant’s Separation from Service for any reason.

d.	Participant: means the employee, non-employee director or other service provider of Forestar or an Affiliate who is granted Restricted Stock under the Plan.

e.	Restricted Stock: means Restricted Stock granted under the Plan.

f.	Restricted Stock Agreement: means the written agreement executed by Forestar and a Participant evidencing the grant of Restricted Stock.

g.	Separation From Service: means a Participant’s separation from service (within the meaning of Section 409A of the Code) with Forestar and its Affiliates after the Date of Grant of the relevant Restricted Stock.

h.	Vesting Date: means, with respect to an award of Restricted Stock, the earliest of (a) such date or dates as the Committee shall specify in the Restricted Stock Agreement evidencing such award of Restricted Stock as the Scheduled Vesting Date(s), (b) the occurrence of a Change in Control, (d) the Participant’s death, or (e) the Participant’s becoming disabled (within the meaning of Section 409A of the Code).
Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Plan.
2.	Acceptance of Restricted Stock Agreement: The grant of Restricted Stock shall be evidenced by, and subject to the terms and conditions of, a Restricted Stock Agreement and each Participant who has been granted the Restricted Stock will have received information relating to the Date of Grant, the number of shares of Restricted Stock, the condition(s) under which the Restricted Stock vests and the Forfeiture Restrictions lapse, and all other rights with respect to Restricted Stock. Restricted Stock shall be immediately cancelled and expire if the applicable Restricted Stock Agreement is not accepted (in such manner as may be specified by Forestar) by such Participant (or his or her agent or attorney) and delivered to Forestar (in such manner as may be specified by Forestar) within 60 days after the Date of Grant of the Restricted Stock (unless an extension of such deadline for extenuating circumstances is approved by a Vice President of Forestar).

3.	Nonalienation of Benefits: Except as required by applicable law, no right or benefit under the Plan or any Restricted Stock Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or any Restricted Stock Agreement, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

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4.	Withholding: Forestar’s obligation to remove the Forfeiture Restrictions on the Restricted Stock upon the vesting of the Restricted Stock in accordance with, and subject to the terms of, the applicable Restricted Stock Agreement, shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, a Participant may satisfy withholding tax obligations by either of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing Forestar to withhold shares of Common Stock as to which the restrictions imposed hereunder are lifted on the applicable Vesting Date, or (iii) delivering to Forestar unencumbered shares of Common Stock held by the Participant for such period, if any, as may be specified by the Committee. Shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed.

5.	No Right to Continued Employment; No Additional Rights: Nothing contained in the Plan or in any Restricted Stock Agreement shall confer on any Participant any right to continue in the employ of Forestar or any of its Affiliates or interfere in any way with the right of Forestar or an Affiliate to terminate the employment of a Participant at any time, with or without cause, notwithstanding the Restricted Stock awarded to the Participant may be forfeited. Nothing in the Plan Documents or any Restricted Stock Agreement shall be construed to give any employee of Forestar or any Affiliate any right to receive an award of Restricted Stock or as evidence of any agreement or understanding, express or implied, that Forestar or any Affiliate will employ the Participant in any particular position or at any particular rate of remuneration, or for any particular period of time.

6.	Exclusion from Pension, Profit-Sharing and Other Benefit Computations: By acceptance of a Restricted Stock award under the Plan, a Participant shall be deemed to have agreed that any compensation arising out of the award constitutes special incentive compensation that shall not be taken into account as “salary”, “pay”, “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Forestar or any Affiliate. In addition, each Participant shall be deemed to have agreed that neither the award, vesting nor payment of Restricted Stock shall be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Forestar or any Affiliate.

7.	Applicability: This Standard Terms and Conditions shall apply to Restricted Stock as to which the Committee designates it as applying, and the Committee may designate it as applying in whole or in part in its discretion to a Restricted Stock award.

8.	Plan Controls: In the event of any conflict between the Plan and the terms of a Restricted Stock Agreement or the Standard Terms and Conditions, the Plan shall govern.

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